EXHIBIT 99.1

For information contact
Mary Beth Higgins
Herbst Gaming
(702) 740-4576

HERBST GAMING, INC. ANNOUNCES

THE COMPLETION OF THE ACQUISITION OF
THE SANDS REGENT

LAS VEGAS, NEVADA – JANUARY 3, 2007 – Herbst Gaming, Inc. (the “Company”) today announced that the Company has completed the acquisition of The Sands Regent, paying approximately $119 million in cash for the outstanding securities of The Sands Regent. On May 16, 2006, the Company entered into an agreement to acquire The Sands Regent, pursuant to which The Sands Regent’s shareholders received $15.00 per share in cash.  The Sands Regent operates casinos and tourist-based facilities, including Rail City Casino in Sparks, Nevada; the Sands Regency Casino Hotel in downtown Reno, Nevada; the Gold Ranch Casino and RV Resort in Verdi Nevada and, Depot Casino and Red Hawk Sports Bar in Dayton, Nevada.

About Herbst Gaming

Herbst Gaming is an established casino and slot route operator in the State of Nevada. Additional information is available in the “Investors Relations” section of the Company’s website at www.herbstgaming.com.

This press release may be deemed to contain certain forward-looking statements with respect to the business, financial condition, and results of operations of the Company and its subsidiaries which involve risks and uncertainties, including, but not limited to, financial market risks, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission.  These forward-looking statements generally can be identified by phrases such as the Company “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” or other words or phrases of similar import.  Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  For more information, review the Company’s filings with the Securities and Exchange Commission.